Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the use of our estimates of proved reserves and future revenue of Sundance Energy, Inc., a wholly owned subsidiary of Sundance Energy Australia Limited, as of December 31, 2014, based on our reserves report incorporated by reference in this Form F-3.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas

February 24, 2017